UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2014

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Effective as of March 20, 2014, Jean Hoysradt was elected to the Board of Directors (the “Board”) of W. P. Carey Inc. (the “Company”) to fill a vacancy created by the previously announced retirement of Director Francis J. Carey in January. Ms. Hoysradt will be eligible to participate in the Company’s standard non-employee director compensation program including being eligible to receive an annual cash retainer and an annual grant of restricted stock under the W. P. Carey Inc. 2009 Non-Employee Directors’ Incentive Plan, as described further in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 30, 2013.  There are no other understandings or arrangements between Ms. Hoysradt or any other person and the Company or any of its subsidiaries pursuant to which Ms. Hoysradt was appointed to serve as a director.  There are no transactions between Ms. Hoysradt or any of her immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

On March 26, 2014, the Company issued a press release announcing, among other things, Ms. Hoysradt’s election to the Board.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on March 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: March 26, 2014	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director